Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES
FOURTH QUARTER DIVIDEND OF $0.35 PER SHARE
AND ANNOUNCES SEPTEMBER 30, 2010 FINANCIAL RESULTS

FOURTH QUARTER DIVIDEND DECLARED

New York, NY —November 4, 2010 — Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a fourth quarter dividend of $0.35 per share, payable on December 31, 2010 to stockholders of record as of December 15, 2010.

SEPTEMBER 30, 2010 FINANCIAL RESULTS

Ares Capital also announced financial results for its third quarter ended September 30, 2010.

HIGHLIGHTS

Financial

(dollar amounts in millions, except per share data)

	Q3-10		Q3-09
	Total Amount	Per Share	Total Amount	Per Share
Core EPS (Q3-10 excludes $0.01 per share of professional fees and other costs related to the acquisition of Allied Capital Corporation (the “Allied Acquisition”)(1)) — Basic and Diluted(2)		$0.38		$0.36
GAAP net income — Basic and Diluted	$128.4	$0.67	$63.3	$0.62
Net investment income — Basic and Diluted	$71.2	$0.37	$32.9	$0.32
Net realized gains (losses)	$(0.3)	$(0.00)	$(1.7)	$(0.01)
Net unrealized gains (losses)	$57.5	$0.30	$32.0	$0.31

•                  Total fair value of portfolio investments:

•                  September 30, 2010: $4.1 billion (including $1.7 billion acquired in the Allied Acquisition)

•                  September 30, 2009: $2.0 billion

•                  Net assets per share:

•                  September 30, 2010: $14.43

•                  September 30, 2009: $11.16

(1)  Ares Capital Corporation acquired Allied Capital Corporation on April 1, 2010.

(2)  Basic and diluted Core EPS (excluding professional fees and other costs related to the Allied Acquisition) is a non-GAAP financial measure. Core EPS (excluding professional fees and other costs related to the Allied Acquisition) is the net per share increase (decrease) in stockholders’ equity resulting from operations less professional fees and other costs related to the Allied Acquisition, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. Basic and diluted GAAP EPS is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliation of basic and diluted Core EPS (excluding professional fees and other costs related to the Allied Acquisition) to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

•                  Stockholders’ equity:

•                  September 30, 2010: $2.8 billion

•                  September 30, 2009: $1.2 billion

•                  Dividends declared per share:

•                  Third quarter 2010: $0.35

•                  Third quarter 2009: $0.35

Portfolio Activity

(dollar amounts in millions, except as otherwise indicated)

	Q3-10	Q3-09
Portfolio Activity During the Period:
Gross commitments	$511.8	$54.5
Exits of commitments	$230.7 (3)	$85.4
Average total investments	$3,936.7	$2,049.5
Portfolio as of the End of the Period:
Number of portfolio company investments	184 (4)	94
Weighted average yield of debt and income producing securities:
At fair value(5)	12.90%	12.53%
At amortized cost(6)	13.10%	11.70%
Weighted average yield of debt and income producing securities for investments acquired in the Allied Acquisition:
At fair value(5)	13.68%	—
At amortized cost(6)	14.35%	—

OPERATING RESULTS

For the quarter ended September 30, 2010, Ares Capital reported GAAP net income of $128.4 million or $0.67 per share (basic and diluted). Net investment income for the third quarter was $71.2 million or $0.37 per share (basic and diluted). Net realized and unrealized gains were $57.2 million or $0.30 per share (basic and diluted).

Net income can vary substantially from period to period due to various factors, including the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

As of September 30, 2010, total assets were $4.4 billion, stockholders’ equity was $2.8 billion and net asset value per share was $14.43.

In the third quarter of 2010, Ares Capital made $511.8 million in new commitments across four new portfolio companies and 15 existing portfolio companies. In these new transactions, nine private equity sponsors were represented. In total, as of September 30, 2010, 86 separate private equity sponsors were represented in the Ares Capital portfolio. In these new transactions, 10 investments were in non-sponsored transactions. Of the $511.8 million in new commitments made during the quarter, approximately 45% were made in first lien senior secured debt, 2% in second lien senior secured debt, 8% in senior subordinated debt, 41% in subordinated notes of Senior Secured Loan Fund LLC (the “Senior Secured Loan Program”) to fund investments by the Senior Secured Loan Program and 4% in equity/other securities. Of these commitments, 48% were in floating rate debt securities all of which contain interest rate floors. During the third quarter, significant new commitments included:

•                  $128 million in first lien senior debt of a health plan management provider;

(3)  Includes exits of $99.1 million of commitments acquired as part of the Allied Acquisition.

(4)  Includes 95 investments acquired as part of the Allied Acquisition.

(5)  Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at fair value included in such securities.

(6)  Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at amortized cost included in such securities.

•                  $57 million in subordinated notes of the Senior Secured Loan Program to fund an investment in a specialty apparel manufacturer, together with a direct investment by Ares Capital of $25 million in first lien senior debt of this manufacturer;

•                  $74 million in first lien senior debt and senior subordinated debt of a broadband communications services provider;

•                  $49 million in subordinated notes of the Senior Secured Loan Program to fund an investment in a full-service global contract research organization focused on late-stage pharmaceutical clinical trials, together with a direct investment by Ares Capital of $11 million in senior subordinated debt and equity of this entity;

•                  $34 million in subordinated notes of the Senior Secured Loan Program to fund an investment in a business-to-business wholesale distributor of first response fire protection equipment and related parts, together with a direct investment by Ares Capital of $3 million in equity of this wholesale distributor; and

•                  $34 million in subordinated notes of the Senior Secured Loan Program to fund an investment in a healthcare information technology and business solutions provider.

The fair value of Ares Capital’s portfolio investments at September 30, 2010 was approximately $4.1 billion, including $3.3 billion in debt and income producing equity securities. The $4.1 billion of portfolio investments (excluding cash and cash equivalents) were comprised of approximately 37% in senior secured debt securities (31% in first lien assets and 6% in second lien assets), 29% in senior subordinated debt securities, 10% in the Senior Secured Loan Program, 17% in equity/other securities, 6% in collateralized loan obligations and 1% in commercial real estate. As of September 30, 2010, the weighted average yield of debt and income producing securities at fair value was 12.90%(5) (13.10% at amortized cost(6)) and 25.6% of the Company’s investments at fair value were in floating rate debt securities.

President Michael Arougheti commented, “We are pleased with the growth in our quarterly core earnings per share driven by significant new investment activity and improved credit performance.  Our strong quarterly GAAP earnings of $0.67 per share include net investment gains of $0.30 per share, reflecting higher asset values and improved investment performance from both the core ARCC and legacy Allied portfolios.  We continued to make progress rotating and repositioning the legacy Allied portfolio during the third quarter.  We exited or received repayment on approximately $99 million in primarily non-core investments at a small gain, including a reduction in the legacy Allied portfolio’s non-accruing investments.”

Mr. Arougheti continued, “Our balance sheet remained solid at quarter end with a net debt to equity ratio of 0.51 times and with debt capacity and cash of over $590 million, subject to leverage and borrowing base restrictions.  Our third quarter investment pace and our strong backlog and pipeline reflect favorable market conditions and what we believe is our enhanced competitive position following the Allied acquisition.”

PORTFOLIO QUALITY

Ares Capital Management LLC, our investment adviser, employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our investment adviser grades the risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e. at the time of acquisition), although it may also take into account under certain circumstances the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. Under this system, investments with a grade of 4 involve the least amount of risk to our initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the portfolio company or a potential exit. Investments graded 3 involve a level of risk to our initial cost basis that is similar to the risk to our initial cost basis at the time of origination or acquisition. This portfolio company is generally performing as expected and the risk factors to our ability to ultimately recoup the cost of our investment are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a grade of 3. Investments graded 2 indicate that the risk to our ability to recoup the cost of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non- compliance with debt covenants; however, payments are generally not more than 120 days past due. An investment grade of 1 indicates that the risk to our ability to recoup the cost of such investment has substantially increased since origination or acquisition, and the portfolio company likely has materially declining performance. For debt investments with an investment grade of 1, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 1, it is not anticipated that we will be repaid in an amount equal to our full initial cost basis. For investments graded 1 or 2, our investment adviser enhances its level of scrutiny over the monitoring of such portfolio company.

Each investment acquired in the Allied Acquisition was assessed a grade of 3 (i.e., the grade we generally assign a portfolio company at acquisition) upon its initial acquisition on April 1, 2010, reflecting the relative risk to our initial cost basis of such investments.  Ares Capital grades the investments in its portfolio each quarter and it is possible that the grade of certain of these portfolio investments may be reduced or increased over time.

As of September 30, 2010, the weighted average grade of the investments in our portfolio (excluding investments acquired in connection with the Allied Acquisition), the investments in our portfolio acquired in connection with the Allied Acquisition and the investments in our portfolio as a whole were each 3.0.

As of September 30, 2010:

•                  2.2% of our investments (excluding investments acquired in connection with the Allied Acquisition) at amortized cost (0.2% at fair value) were on non-accrual status;

•                  5.3% of our investments acquired in connection with the Allied Acquisition at amortized cost (5.0% at fair value) were on non-accrual status; and

•                  7.5% of the investments in our portfolio as a whole at amortized cost (or 5.2% at fair value) were on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2010, Ares Capital had $134 million in cash and cash equivalents and $1.6 billion in aggregate principal amount of debt outstanding ($1.5 billion in carrying value). Subject to leverage and borrowing base restrictions, Ares Capital had approximately $495 million available for additional borrowings under its existing credit facilities as of September 30, 2010.

During the three months ended September 30, 2010, we increased the size of the amended and restated senior secured revolving credit facility (“Revolving Credit Facility”) by an aggregate amount of $60 million under the “accordion” feature, bringing the total amount available for borrowing under the Revolving Credit Facility as of September 30, 2010 to $810 million.

DIVIDEND

For the three months ended September 30, 2010, Ares Capital declared a dividend on August 5, 2010 of $0.35 per share for a total of $67.3 million. The record date was September 15, 2010 and the dividend was paid on September 30, 2010.

RECENT DEVELOPMENTS

On October 21, 2010, we issued $200 million of senior unsecured notes that mature on October 15, 2040 (the “2040 Notes”) and may be redeemed in whole or in part at our option at any time or from time to time on or after October 15, 2015 at a par redemption price of $25 per security plus accrued and unpaid interest.  The principal of the 2040 Notes will be payable at maturity. The 2040 Notes bear interest at a rate of 7.75% per year payable quarterly commencing on January 15, 2011.  Total proceeds from the 2040 Notes, net of underwriters’ discount and offering costs, were approximately $193 million. Ares Capital used the net proceeds of this offering to repay outstanding indebtedness under its Revolving Credit Facility.

As of November 3, 2010, we had made new investment commitments of $128 million, all of which were funded, since September 30, 2010. Of these new investment commitments, 61% were in investments in subordinated notes of the Senior Secured Loan Fund, 29% were in first lien senior secured debt, 2% were in second lien senior secured debt, and 8% were in equity securities. Of the $128 million of new investment commitments, 66% were fixed rate with a weighted average yield at amortized cost of 15.2% and 31% were floating rate with a weighted average spread at amortized cost of 6.2%.

As of November 3, 2010, we had exited $146 million of investments since September 30, 2010. Of these investments, 33% were in first lien senior secured debt, 37% were in senior subordinated debt, 17% were in second lien senior secured debt and 13% were in equity investments. Of the $146 million of investments, 30% were in fixed rate investments with a weighted average yield at amortized cost of 17.4%. Of the remaining investments, 54% were in floating rate investments with a weighted average spread at amortized cost of 6.7%, 3% were investments on non-accrual status and 13% were non-interest earning.  Of the $146 million of investments exited since September 30, 2010, $66 million were investments acquired as part of the Allied Acquisition, including $4 million that were on non-accrual status. Additionally, we recognized net realized gains of approximately $19 million on the investments exited that were acquired as part of the Allied Acquisition.

In addition, as of November 3, 2010, we had an investment backlog and pipeline of $180 million and $310 million, respectively. We may syndicate a portion of these investments and commitments to third parties. The consummation of any of the investments in this backlog and pipeline depends upon, among other things: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. We cannot assure you that we will make any of these investments or that we will syndicate any portion of such investments and commitments if made.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on November 4, 2010, at 11:00 p.m. (ET) to discuss its financial results for the third quarter ended September 30, 2010. PLEASE VISIT OUR WEBCAST LINK LOCATED ON THE HOME PAGE OF THE

INVESTOR RESOURCES SECTION OF OUR WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the home page of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before webcast. Domestic callers can access the conference call by dialing (866) 843-0890. International callers can access the conference call by dialing +1 (412) 317-9250. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. All callers will need to reference “Ares Capital Corporation” and Elite Entry #2402864 to join the conference. For interested parties, an archived replay of the call will be available one hour after the end of the conference through November 19, 2010 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference passcode #445047. An archived replay will also be available on a webcast link located on the home page of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. With offices in Atlanta, Chicago, Los Angeles, New York and Washington, D.C., Ares Capital is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle market companies. Ares Capital invests primarily in first- and second-lien loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, Ares Capital also makes equity investments. Ares Capital is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, a global alternative asset manager and a Securities and Exchange Commission registered investment adviser. As of September 30, 2010, Ares Management LLC had approximately $37 billion of committed capital under management.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Carl Drake
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

(dollar amounts in thousands, except per share data)

	As of
	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Investments at fair value (amortized cost of $4,174,139 and $2,376,384, respectively)	$4,149,790	$2,171,814
Cash and cash equivalents	134,362	99,227
Interest receivable	88,184	28,019
Other assets	59,845	14,455
Total assets	$4,432,181	$2,313,515
LIABILITIES
Debt	$1,524,143	$969,465
Accounts payable and accrued expenses	79,996	16,533
Management and incentive fees payable	33,241	66,495
Interest and facility fees payable	16,325	2,645
Payable for open trades	—	489
Total liabilities	1,653,705	1,055,627
STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 300,000,000 common shares authorized, 192,566,434 and 109,944,674 common shares issued and outstanding, respectively	193	110
Capital in excess of par value	2,656,890	1,490,458
Accumulated (overdistributed) undistributed net investment income	(25,264)	3,143
Accumulated net realized gain (loss) on investments, foreign currency transactions, extinguishment of debt and acquisitions	171,454	(31,115)
Net unrealized loss on investments and foreign currency transactions	(24,797)	(204,708)
Total stockholders’ equity	2,778,476	1,257,888
Total liabilities and stockholders’ equity	$4,432,181	$2,313,515
NET ASSETS PER SHARE	$14.43	$11.44

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(dollar amounts in thousands, except per share data)

	For the three months ended		For the nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments	$107,834	$56,899	$273,432	$163,233
Capital structuring service fees	20,611	—	30,404	1,847
Dividend income	3,923	2,184	7,828	3,364
Management fees	4,438	92	10,054	2,695
Interest from cash & cash equivalents	47	35	75	245
Other income	1,273	1,671	4,433	4,624
Total investment income	138,126	60,881	326,226	176,008
EXPENSES:
Interest and credit facility fees	22,755	5,721	54,453	18,603
Incentive management fees	17,805	8,227	40,922	23,764
Base management fees	15,436	7,508	35,574	22,502
Professional fees	3,233	2,044	9,191	5,749
Administrative	2,642	809	6,251	2,905
Professional fees and other costs related to the acquisition of Allied Capital	1,450	1,989	17,773	1,989
Rent	1,565	301	3,659	1,458
Insurance	539	313	1,433	988
Depreciation	252	167	662	505
Directors fees	198	134	476	370
Other	1,195	308	3,006	1,558
Total expenses	67,070	27,521	173,400	80,391
NET INVESTMENT INCOME BEFORE INCOME TAXES	71,056	33,360	152,826	95,617
Income tax expense (benefit), including excise tax	(164)	454	360	563
NET INVESTMENT INCOME	71,220	32,906	152,466	95,054
REALIZED AND UNREALIZED NET GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS:
Net realized gains (losses):
Investments	1,228	(1,656)	8,569	(4,300)
Foreign currency transactions	—	—	85	68
Net realized gains (losses)	1,228	(1,656)	8,654	(4,232)
Net unrealized gains (losses):
Investments	57,507	32,063	180,063	15,753
Foreign currency transactions	—	(37)	(152)	(55)
Net unrealized gains (losses)	57,507	32,026	179,911	15,698
Net realized and unrealized gains (losses) from investments and foreign currency transactions	58,735	30,370	188,565	11,466
GAIN FROM THE ACQUISITION OF ALLIED CAPITAL	—	—	195,876	—
REALIZED GAIN (LOSS) ON EXTINGUISHMENT OF DEBT	(1,578)	—	(1,961)	26,543
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$128,377	$63,276	$534,946	$133,063
BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.67	$0.62	$3.16	$1.34
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING — BASIC AND DILUTED	192,167,337	102,831,909	169,499,905	99,066,652

SCHEDULE 1

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliations of basic and diluted Core EPS (excluding professional fees and other costs related to the acquisition of Allied Capital Corporation (the “Allied Acquisition”)) to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three months ended September 30, 2010 and 2009 are provided below.

	For the three months ended
	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)
Basic and diluted Core EPS (excluding professional fees and other costs related to the Allied Acquisition)(1)	$0.38	$0.36
Dilution from equity add-on offering	—	(0.02)
Professional fees and other costs related to the Allied Acquisition	(0.01)	(0.02)
Net realized and unrealized gains (losses)	0.30	0.30
Incentive fees attributed to realized gains (losses)	—	—
Income tax expense related to realized gains	—	—
Basic and diluted GAAP EPS	$0.67	$0.62

(1) Basic and diluted Core EPS (excluding professional fees and other costs related to the Allied Acquisition) is a non-GAAP financial measure. Core EPS (excluding professional fees and other costs related to the Allied Acquisition) is the net per share increase (decrease) in stockholders’ equity resulting from operations less professional fees and other costs related to the Allied Acquisition, realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. Basic and diluted GAAP EPS is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.